Exhibit 99.1

June 7, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners Announces Two-for-One Unit Split

    TULSA, Okla. – June 7, 2011 – ONEOK Partners, L.P. (NYSE:OKS) today announced that the board of directors of its general partner has approved a two-for-one split of the partnership’s common units and Class B units.

    “We believe this first-ever split will enhance liquidity for our unitholders and make ONEOK Partners’ units more accessible to a broader base of potential investors,” said John W. Gibson, ONEOK Partners chairman, president and chief executive officer.

    The two-for-one unit split is expected to be completed on or about July 12, 2011, by a distribution of one unit for each unit outstanding and held by unitholders of record on June 30, 2011.

    Following completion of the two-for-one unit split, the partnership will have 130,827,354 common units and 72,988,252 Class B units outstanding.

    The partnership’s minimum quarterly distribution and target distribution levels will be adjusted proportionately. For example, if the unit split had been completed prior to the partnership’s quarterly cash distribution of $1.15 per unit on May 13, 2011, the amount of that distribution would have been $0.575 per unit.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

ONEOK Partners Announces Two-for-One Unit Split

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA and distribution levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA and distribution levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right of way and other factors that may impact our ability to complete these projects within budget and on schedule.

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